Exhibit 5.1

Albany Atlanta Brussels Denver Los Angeles THOMAS WARDELL (404) 527-4990	New York Philadelphia Sacramento San Diego San Francisco Washington, DC EMAIL ADDRESS twardell@mckennalong.com

March 2, 2011

U.S. China Mining Group, Inc.
17890 Castleton Street, Suite 112
City of Industry, California 91748

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to U.S. China Mining Group, Inc, a Nevada corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the resale of an aggregate of 6,565,000 shares (the "Shares") of the common stock, par value $.001 per share, of the Company (the "Common Stock") by the selling stockholders named therein. The Shares include (i) 3,870,000 shares of Common Stock currently issued and outstanding (the “Outstanding Shares”), (ii) 20,000 shares of Common Stock to be issued for services rendered on behalf of the Company upon the listing of the Common Stock on a national exchange (the “Contingent Shares”), (iii) 1,875,000 shares of Common Stock issuable upon exercise of warrants issued to certain investors (the “Investor Warrants”), (iv) 375,000 shares of Common Stock issuable upon exercise of the warrants issued to co-placement agents (the “Agent Warrants”), (v) 280,000 shares of Common Stock issuable upon exercise of warrants issued to investor relations firms (the “Investor Relations Warrants” and, together with the Investors Warrants and the Agent Warrants, the “Warrants”) and (vi) 95,000 shares of Common Stock issuable upon exercise of options issued pursuant to the Company’s 2009 Stock Incentive Plan (the “Options”).

The opinions set forth are given at the request of the Company pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K.

March 2, 2011

We have examined such documents and considered such legal matters, including the applicable statutory provisions and related rules and regulations of Chapter 78 of the Nevada Revised Statutes, the Company’s bylaws and the authorizing resolutions of its Board of Directors, as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.  We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or competency of such factual statements.  The Opinions expressed herein are limited to the applicable federal laws of the United States of America and the applicable statutory provisions of Chapter 78 of the Nevada Revised Statutes, including the rules and regulations underlying those provisions in force and effect on the date hereof.  We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction.

Based on our examination mentioned above, we are of the opinion that the Contingent Shares and the Shares underlying the Warrants and the Options and being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

Additionally, based on our examination mentioned above, we are of the opinion that the Outstanding Shares are duly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,